UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	43-2049334 (IRS Employer Identification No.)

11430 North Community House Road, Suite 350 Charlotte, North Carolina (Address of Principal Executive Offices)	28277 (Zip Code)

POLYPORE INTERNATIONAL, INC.
2007 STOCK INCENTIVE PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF MAY 13, 2014)
(Full Title of the Plan)

Robert B. Toth
President and Chief Executive Officer
Polypore International, Inc.
11430 North Community House Road, Suite 350
Charlotte, North Carolina 28277
(Name and Address of Agent for Service)

(704) 587-8409
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a Large Accelerated Filer, an Accelerated Filer, a Non-Accelerated Filer or a Smaller Reporting Company.  See the definitions of “Large Accelerated Filer,” “Accelerated Filer” and “Smaller Reporting Company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐ (Do Not Check if a Smaller Reporting Company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share (“Common Stock”)	1,500,000	$42.45	$63,675,000	$8,201.34

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of $42.45 per share, the average of the high and low prices of the Common Stock on May 16, 2014, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

This Registration Statement relates to 1,500,000 shares of Common Stock issuable under the Polypore International, Inc. 2007 Stock Incentive Plan (amended and restated effective as of May 13, 2014), which shares of Common Stock are in addition to shares of Common Stock registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 25, 2007 (File No. 333-144846) and May 13, 2011 (File No. 333-174172) with respect to the Polypore International, Inc. 2007 Stock Incentive Plan (the “Prior Registration Statements”).  This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities.  Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                     Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference herein:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 28, 2013;

•                  Our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2014;

•                  Our Current Reports on Form 8-K filed on January 30, 2014, February 25, 2014, April 8, 2014, May 8, 2014 and May 15, 2014; and

•                  The description of our Common Stock, which is contained in our registration statement on Form 8-A, filed with the Commission on June 21, 2007, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, all documents subsequently filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and be a part hereof from the date of the filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Any documents or information “furnished” and not “filed” in accordance with the Commission rules shall not be deemed incorporated by reference to this Registration Statement.

Item 8.                     Exhibits.

Exhibit Number	Description

4.1

Form of Amended and Restated Certificate of Incorporation of Polypore International, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed on June 15, 2007 (Commission File No. 333-141273))

4.2	Form of Second Amended and Restated Bylaws of Polypore International, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on November 1, 2012)

4.3

Certificate of Amendment to the Certificate of Incorporation of Polypore International, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 29, 2007)

5.1	Opinion of Jones Day regarding the legality of securities registered

23.1	Consent of Ernst & Young LLP

23.2	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included in the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 22, 2014.

POLYPORE INTERNATIONAL, INC.

By:	/s/ Lynn Amos
Lynn Amos Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Messrs. Lynn Amos and Christopher J. McKee his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert B. Toth	Chairman of the Board, President, Chief Executive Officer and Director	May 22, 2014
Robert B. Toth	(Principal Executive Officer)

/s/ Lynn Amos	Chief Financial Officer	May 22, 2014
Lynn Amos	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael Graff	Lead Independent Director of the Board
Michael Graff		May 22, 2014

/s/ Charles L. Cooney	Director
Charles L. Cooney		May 22, 2014

/s/ William Dries	Director
William Dries		May 22, 2014

/s/ Frederick C. Flynn, Jr.	Director
Frederick C. Flynn, Jr.		May 22, 2014

/s/ Michael Chesser	Director
Michael Chesser		May 22, 2014

/s/ Christopher J. Kearney	Director
Christopher J. Kearney		May 22, 2014

/s/ David A. Roberts	Director
David A. Roberts		May 22, 2014